UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 17, 2008

Consolidated Edison, Inc.

(Exact name of registrant as specified in its charter)

New York	1-14514	13-3965100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

Consolidated Edison Company of New York, Inc.

(Exact name of registrant as specified in its charter)

New York	1-1217	13-5009340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Irving Place, New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(212) 460-4600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 2.02	Results of Operations and Financial Condition

On January 24, 2008, Consolidated Edison, Inc. (Con Edison) issued a press release reporting, among other things, its results of operations for 2007. The press release is “furnished” as an exhibit to this report pursuant to Item 2.02 of Form 8-K.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2008, Con Edison’s Board of Directors and the Board of Trustees of Consolidated Edison Company of New York, Inc. (Con Edison of New York) each elected Mr. Michael W. Ranger as a member of the Board effective February 1, 2008. Mr. Ranger is a Senior Managing Director of Diamond Castle Holdings. As provided in Instruction 2 to Item 5.02, the companies will amend this report to disclose the Board committees to which Mr. Ranger is appointed.

ITEM 5.03	Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On January 17, 2008, Con Edison of New York’s Board of Trustees amended Section 8 of Con Edison of New York’s By-Laws to increase the number of Trustees comprising the Board of Trustees to thirteen from twelve effective February 1, 2008.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit 3.1	Con Edison of New York By-Law Amendment.

Exhibit 3.2	By-laws of Con Edison of New York, effective February 1, 2008.

Exhibit 99	Press release, dated January 24, 2008, furnished pursuant to Item 2.02 of Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED EDISON, INC.

CONSOLIDATED EDISON COMPANY OF NEW YORK, INC.

By	/s/ Edward J. Rasmussen
Edward J. Rasmussen
Vice President and Controller

Date: January 24, 2008